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                                  EXHIBIT 23.5


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                  [LETTERHEAD OF COBURN PETROLEUM ENGINEERING]




                                 April 21, 1999





Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 70549


Gentlemen:

     I consent to the use of our engineering report in an amendment SB-2 filed by Tengasco, Inc. and to the reference of our firm under the captions "Experts".


Sincerely,

COBURN PETROLEUM ENGINEERING


/s/ R.W. Coburn
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R.W. Coburn
Registered Petroleum Engineer
Oklahoma #3449

RWC/pk